Exhibit 10.2

Gregory C. Case

Aon Corporation

United States

June 25, 2019

International Assignment: Chicago, Illinois to London, England

Dear Greg,

This letter serves to amend your international assignment letter effective July 1, 2016 governing the terms of your international assignment from Chicago, Illinois to London, England (your “International Assignment Letter”).

Pursuant to this letter, the term of your international assignment shall be extended an additional one year, through June 30, 2020.

Except as otherwise expressly modified herein, the terms of the International Assignment Letter, and your acknowledgment and acceptance thereof, shall continue in full force and effect.

Please confirm acceptance of the terms and conditions of this letter by signing below and returning a copy of the signed letter to me.

Sincerely,

/s/ Siobhan Cifelli
Siobhan Cifelli
Chief Human Resources Officer (interim)

Acknowledged and Agreed:

/s/ Gregory C. Case
Gregory C. Case